EXHIBIT 10.14


                      INTERCHANGE AGREEMENT

                             BETWEEN

               INDIANAPOLIS POWER & LIGHT COMPANY

                               AND

                   ENRON POWER MARKETING, INC.






































                         DATED AS OF: AUGUST 1, 1995

                      INTERCHANGE AGREEMENT
                             BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
                   ENRON POWER MARKETING, INC.


     THIS AGREEMENT, dated the 1st day of August, 1995, between Indianapolis Power & Light Company, an Indiana corporation, hereinafter called "IPL" and ENRON Power Marketing, Inc., a Delaware corporation, hereinafter called "EPMI", such Parties being hereinafter referred to independently as "Party" or collectively as "Parties,"

                           WITNESSETH:

     WHEREAS, IPL owns and operates electric generation and transmission facilities and is engaged in the business of generating, transmitting and distributing electric power and energy at retail to consumers and at wholesale for resale; and

     WHEREAS, EPMI is in the business of marketing electric power and energy at wholesale for resale in interstate commerce; and

     WHEREAS, IPL is directly interconnected by transmission facilities operating in parallel with a number of other electric utilities pursuant to various Interconnection Agreements; and

     WHEREAS, EPMI has been granted authority to purchase and sell electricity for resale in interstate commerce by the Federal Energy Regulatory Commission (FERC) according to the terms of a FERC order dated December 2, 1993; and

     WHEREAS, the Parties may from time to time wish to sell to, and/or purchase electric power and energy from, each other to reduce the cost to their customers by more efficient use of available resources;

     NOW, THEREFORE, the Parties agree as follows:

                        TABLE OF CONTENTS
                                                  PAGE

ARTICLE I      Deliveries and  Definitions          3

ARTICLE II     General Purpose Energy Transactions  4

ARTICLE III    Negotiated Capacity Transactions     6

ARTICLE IV     General Service Conditions           8

ARTICLE V      Billing                             10

ARTICLE VI     General                             11

EXHIBIT A      IPL Rates-Section 1-General
                 Purpose Energy                    13

EXHIBIT A      IPL Rates-Section 2-Negotiated
                 Capacity                          14

EXHIBIT B      IPL Recovery of SO2 Allowance Costs 16

EXHIBIT C      EPMI Rates as filed with the FERC   18

                         ARTICLE I

                   Deliveries and Definitions

     1.01 Deliveries. Electric energy exchanges between the Parties shall be three-phase, sixty-hertz energy, delivered at nominal voltages and Points of Delivery, utilizing facilities which each Party may furnish, own, contract for, operate and maintain as may be agreed upon from time to time. Such energy exchanges shall be in accordance with the terms of this Agreement. All power and energy deliveries between the Parties shall be made at Points of Delivery defined herein.

     1.02 Out-of-Pocket Cost (OPC), shall include the cost of fuel, operation and maintenance, environmental (including, but not limited to, the cost of SO2 Emission Allowances as identified in the Clean Air Act Amendments of 1990), unit start-up, taxes, losses and other expenses incurred that would not have been incurred if the energy had not been supplied.

     1.03 General Purpose Energy is surplus non-firm energy that is available subject to the supplying Party's discretion at the time an energy schedule is contemplated by the Parties. Daily General Purpose Energy is General Purpose Energy that may be arranged to provide the supply of electricity for one or more days. Hourly General Purpose Energy may be arranged to provide the supply of electricity scheduled hour-to-hour.

     1.04 Negotiated Capacity is capacity and associated energy which one Party may purchase from the other Party for the purpose of obtaining a supply of power during the period covered by a commitment. It is intended to provide both Parties with a wide range of flexibility in structuring transactions which are mutually beneficial, including negotiable degrees of firmness, variable capacity charges and variable time durations.

     1.05 Points of Delivery are the points of interconnection between IPL and an interconnected electric system at which IPL will receive from and/or deliver energy to, or on behalf of, EPMI under the terms of this Agreement and as specified at the time of each transaction.

                    ARTICLE II

          General Purpose Energy Transactions

     2.01 Availability and Compensation. Each Party may make General Purpose Energy available at times and in quantities agreed upon by the Parties when it is economical and practical to do so under the terms and conditions set forth in this Agreement. Compensation for the supply of such General Purpose Energy transactions shall be made at rates described in Exhibit A (IPL Rates for Sale of General Purpose Energy and Negotiated Capacity to EPMI) and Exhibit C (EPMI Rates for Sale of General Purpose Energy and Negotiated Capacity to IPL) attached hereto and made a
part hereof.   Prior to implementation of a transaction, the
purchasing Party must declare whether it will pay in cash or return SO2 Allowances in-kind for the consumption of SO2 Allowances directly attributed to such Transaction, if any.

     2.02 Transmission Arrangements. All arrangements for third party transmission service required to deliver or receive energy at the delivery points defined in Section 1.05 will be made by EPMI. Compensation for such third-party transmission service, if any, and compensation for line losses related to such service shall be paid for by the purchasing Party, unless otherwise agreed.

     2.03 Implementation. The purchasing Party may propose a General Purpose Energy transaction by requesting the other Party to indicate the amounts of energy available, duration of the transaction, minimum time before cancellation, price of such energy. The Parties will then determine the economics of such transaction, including all transmission charges and loss compensation prior to mutual implementation.

     In the event of an emergency or change in the operating condition of the supplying Party's source of power which makes the continued provisions of the General Purpose Energy transaction uneconomical for the supplying Party, the supplying Party shall be under no obligation to continue the supply of General Purpose Energy for more than three (3) hours after it has notified the purchasing Party of its intention to discontinue such supply unless otherwise mutually agreed upon by both Parties at the start of the scheduled delivery of General Purpose Energy. Upon notice from the supplying Party of its intent to discontinue service, the purchasing Party will use its best efforts to release the supplying Party from any obligation of continuing the supply of General Purpose Energy as soon as possible within the three (3) hour, or previously agreed to, notification period.

     2.04 Reliability. General Purpose Energy shall not be scheduled in amounts which will overload any transmission facilities or endanger the operation of the interconnected systems.

     2.05 Scheduling. Prior to scheduling of deliveries, the Parties, or their designated agent, and all entities providing transmission services, if any, shall mutually agree upon the hour-by-hour amounts of to be delivered.

                         ARTICLE III

               Negotiated Capacity Transactions

     3.01 Availability and Compensation. Each Party may make Negotiated Capacity available at times and in quantities agreed upon by the Parties. Compensation for supply of such Negotiated Capacity shall be made at the rates described in Exhibit A (IPL Rates for Sale of General Purpose Energy and Negotiated Capacity to EPMI) and Exhibit C (EPMI Rates for Sale of General Purpose Energy and Negotiated capacity to IPL). The Negotiated Capacity billing demand for any period shall be taken as equal to the number of megawatts reserved for such period of Negotiated Capacity, regardless of whether any associated energy is scheduled or taken by the purchasing Party. Also, prior to implementation of a transaction, the purchasing Party must declare whether it will pay in cash or return SO2 Allowances in-kind for the consumption of SO2 Allowances directly attributed to such Transaction, if any.

     3.02 Transmission Arrangements and Compensation. All arrangements for third party transmission service required to deliver or receive energy at the delivery points defined in
Section 1.05 will be made by EPMI. Compensation for such third-party transmission service, if any, and compensation for line losses related to such service shall be paid for by the purchasing Party, unless otherwise agreed.

     3.03 Reliability.  The degree of firmness of the Negotiated
Capacity shall be mutually agreed upon by both Parties at the time the power is reserved.

     3.04 Scheduling.  During the period that Negotiated
Capacity has been reserved, it shall be the responsibility of the purchasing Party to schedule in advance the deliveries of energy associated therewith in accordance with the agreement of the Parties at the time the capacity is reserved. Subject to the provisions of Section 3.01 and 3.02 the supplying Party shall deliver such energy in amounts up to and including the number of megawatts reserved. EPMI, all entities providing transmission service, if any, and IPL shall confirm and agree upon all schedules of energy prior to the initiation of service.

     3.05 Reduction of Demand. Subject to the provisions established in Section 3.02, the supplying Party may, upon notice reduce or discontinue the supply of power and energy. In the event the power taken is reduced upon the request of the supplying Party, the demand charge shall be reduced to reflect such reduction. If the reservation is daily, the demand charge per kilowatt for each day during which any such reduction is in effect shall be reduced by the daily demand rate per kilowatt of the reduction. For a weekly transaction, the demand charge for each day (other that Sunday) shall be reduced by one-sixth (1/6) of the Supplying Party's weekly demand rate per kilowatt for each kilowatt of reduction up to a maximum reduction of the total demand charge for the week. For transactions that are longer than weekly, the Reduction of Demand will be mutually agreed upon by the Parties at the time of the reservation.

                         ARTICLE IV

                    General Service Conditions

     4.01 Continuity of Service. Each party shall exercise reasonable care, in accordance with sound operating practice, so as to fulfill its obligations under this Agreement and to maintain continuity of service consistent with its obligations under this Agreement. Neither Party shall be liable to the other by reason of failure to maintain continuity of service, or any disturbance caused, by reason of an Uncontrollable Circumstance. The term "Uncontrollable Circumstance" means any circumstance or cause beyond the control of the Party affected, including but not limited to such causes as failure of facilities, inability to obtain fuel or other material supplies, flood, earthquake, storm, lightning, fire, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, collision, restraint or order of court or public authority having jurisdiction, whether or not caused or contributed to, or alleged to have been caused or contributed to, by negligence of the Party affected, or intentionally caused, if in a good faith effort to preserve the operating integrity of its own system or of the interconnected systems. If continuity of service becomes interrupted for any reason, the cause of such interruption shall be removed and normal operating conditions restored as soon as practicable, except that any labor disturbance or other difference with any entity not a party to this Agreement shall be settled at the sole discretion of the Party directly affected. Neither Party shall be responsible to the other Party for any damage or loss of revenue caused by any such interruption or for any incidental, consequential, punitive, or other special damages for any claim arising out of this Agreement.

     4.02 Losses. The purchasing Party shall be responsible for all losses associated with the energy scheduled between the Parties and delivered by the supplying Party to the Point of Delivery. Compensation for the losses shall be established at the time of reservation.

     4.03 Taxes. Should any tax be levied or assessed against either Party by any taxing authority, in addition to such taxes as may exist, on any capacity and/or energy transaction under this Agreement, or on the revenue derived therefrom, such tax shall be added to the net bill under the appropriate rates and shall be the responsibility of the purchasing Party and any notice required by the FERC shall be filed with the FERC by the supplying Party.

     4.04 Third Party Impacts. The purchasing Party shall be responsible for losses or other impacts on third-party systems which are caused by an energy schedule, and/or energy delivered at and after the Point of Delivery.

4.05 Unilateral Rate Changes. Nothing contained herein shall be construed as affecting in any way the right of either Party unilaterally to file with the FERC, or to make application to the Commission, or any successor agency, for a change in this Agreement, rates, charges, classification of service, or any rule or regulation relating thereto, under Section 205 or 206 of the Federal Power Act and the Commission Rules and Regulations promulgated thereunder. The non-filing Party shall retain its right to intervene and/or oppose any unilateral filing of the other Party.


                         ARTICLE V

                         Billing

     5.01 Billing Period. The billing period, unless mutually agreed upon by the Parties, shall be the calendar month.

     5.02 Payment of Bills. Bills for the net amount shall be rendered monthly and shall be due fifteen (15) days from last day of the billing month or ten (days) after receipt of the bill
thereof, whichever is later.   The bill shall set forth the
electric capacity and energy transactions between the Parties during the month in such detail and in such segregation as may be needed for operating records and/or for settlement under this Agreement.

     5.03 Late Payment. If the bill is not paid on the due date defined above, the amount due shall be subject to an interest charge computed at the current prime commercial rate established by The Chase Manhattan Bank, N.A., New York, New York, plus two percent (2%), but in no event to exceed the maximum interest permitted by law, said interest to be calculated from the due date of the bill to the date of payment.

                         ARTICLE VI

                          General

     6.01 Term. This Agreement shall have an initial term of one (1) year starting on the date that it is allowed to become effective by the FERC. This Agreement shall continue in effect until terminated by not less than ninety (90) days' prior written notice given by one Party to the other.

     6.02 Regulatory Approval. This Agreement is subject to the regulation of any governmental regulatory body or bodies having jurisdiction thereof. EPMI shall be responsible for any filings and/or fees to the FERC and/or other regulatory authorities which have jurisdiction over EPMI in connection with this Agreement.

     6.03 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective Parties. Unless mutually agreed upon by the Parties, this agreement may not be assigned by either Party except to a successor to all or substantially all of the property and assets of such Party or to a corporation resulting from a reorganization, merger or consolidation of a Party or to a corporation resulting from a reorganization, merger or consolidation of a Party with another corporation or association.

     6.04 Notices. Any notices, demands or requests required or authorized by this Agreement, shall be deemed properly given if mailed, postage prepaid, to ENRON Power Marketing, Inc., 1400 Smith Street, Houston, Texas 77002-7361, attention Vice President, on behalf of EPMI; and to Indianapolis Power & Light Company, P.O. Box 1595, Indianapolis, IN 46206-1595, attention President, on behalf of IPL.

In Witness Whereof, the Parties have caused this Agreement to be duly executed as of the day and year first above written.


               INDIANAPOLIS POWER & LIGHT COMPANY


               BY  /s/ Ramon L. Humke
                   President and Chief Operating
                    Officer

ATTEST:

/s/ Bryan G. Tabler
Senior Vice President,
Secretary and General Counsel




                    ENRON Power Marketing, Inc.


                    BY  /s/ Eric van der Walde
                        Vice President

ATTEST:

/s/ Leslie K. Reeves

     9/19/95
                            EXHIBIT A
                  INTERCHANGE AGREEMENT BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
                   ENRON POWER MARKETING, INC.

          IPL Rates for Sale of General Purpose Energy and Negotiated Capacity to EPMI

Section 1 - General Purpose Energy

1.01 Compensation for General Purpose Energy delivered by IPL shall be at the following rates for each reservation of General Purpose
     Energy:

          For energy supplied by IPL:

          (1) Up to 110% of IPL's Out-of-Pocket Cost, or if power purchased by IPL is used to provide a portion such energy, the charge shall be not greater than the cost to IPL of such purchased power plus one mill per kwh, plus

          (2) At IPL's option, a demand charge of up to 48.2 mills per kilowatthour, provided that this element of the charge for any one day shall be no more than the product of $0.771 times the highest number of kilowatts delivered in any hour during the day and that the charge for any week shall not exceed $3.86 times the highest number of kilowatts delivered in any hour during the week.

               If IPL opts to add this demand charge, the sum of the demand and energy charges for each reservation of General Purpose Energy shall not exceed the total of the product of the number of kilowatts reserved for such reservation times the maximum hourly demand charge specified for such reservation and the product of the number of kilowatt-hours supplied for such reservation times 110% of the average cost per kilowatt-hour of energy generated by IPL's Petersburg Unit No. 4 for the last preceding month during which it was run.

          (3) The aggregate instant total capacity of all IPL sales under this and other IPL Agreements for which the rates charged have been supported on the basis that total revenues will not exceed the costs of Petersburg No. 4, is limited to 515 MW.

1.02 In no event shall charges for General Purpose Energy be less than 100% of IPL's OPC.

1.03 Third party purchase resale transactions are not anticipated.

          9/19/95
                            EXHIBIT A
                  INTERCHANGE AGREEMENT BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
                   ENRON POWER MARKETING, INC.

          IPL Rates for Sale of General Purpose Energy and Negotiated Capacity to EPMI

Section 2 - Negotiated Capacity

2.01 Compensation for Negotiated Capacity service from IPL shall be as follows for each specific reservation of Negotiated Capacity service:

     (a) The Negotiated Capacity billing demand for any period shall be taken as equal to the number of kilowatts reserved for such period as Negotiated Capacity, regardless of whether any associated energy is scheduled or taken by EPMI. The demand charge per kilowatt reserved shall be:

          (1)  Up to $200.57/kw/year for periods of 1 or more years;
               or

          (2) Up to $16.71/kw/month for periods of 1 through 12 months; or

          (3) Up to $3.86/kw/week for periods of 1 through 12 weeks; or,

          (4) Up to $0.771/kw/day for periods of 1 through 6 days, but not more than $3.86/kw for any one week.

     (b) The charge per kilowatthour of associated energy scheduled and delivered to the Points of Delivery for service to EPMI specified in Section 1.06 of the Interchange Agreement shall be up to 110% of IPL's Out-of-Pocket Cost, or if power purchased by IPL is used to provide a portion such energy, the charge shall be not greater than the cost to IPL of such purchased power plus one mill per kwh.

     (c) Notwithstanding the rates stated above, the sum of the demand and energy charges for each specific Negotiated Capacity service reservation made shall not exceed the total of the product of the number of kilowatts reserved times the maximum demand charges specified above and the product of the number of kilowatt-hours supplied for such reservation times 110% of the average cost per kilowatt-hour generated by IPL's Petersburg Unit No. 4 for the last preceding month during which it was run.

          9/19/95
                            EXHIBIT A
                  INTERCHANGE AGREEMENT BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
                   ENRON POWER MARKETING, INC.

          IPL Rates for Sale of General Purpose Energy and Negotiated Capacity to EPMI

     (d) The aggregate instant total capacity of all IPL sales under this and other IPL Agreements for which the rates charged have been supported on the basis that total revenues will not exceed the costs of Petersburg No. 4, is limited to 515 MW.

     (e) In no event shall charges for Negotiated Capacity and associated energy be less that 100% of IPL's OPC.

2.02 Upon request by EPMI, an estimate of energy charges will be given prior to the scheduling of energy, and EPMI will be notified of any significant changes to that price. Further, by mutual agreement and for specified time durations, energy prices may be agreed upon in advance.

2.03 Third party purchase resale transactions are not anticipated.

          9/19/95
                            EXHIBIT B
                  INTERCHANGE AGREEMENT BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
                   ENRON POWER MARKETING, INC.

          IPL Recovery of the Incremental Cost of SO2 Emission Allowances as Included in Section 1.02 of Article I, Deliveries and Definitions
                  of this Interchange Agreement

Section 1. - Compensation for SO2 Allowances

     The Buyer shall compensate IPL for the consumption of Sulfur Dioxide Emissions Allowances (SO2 Allowances) directly attributed to electric energy sales by IPL to Buyer under this Agreement. Such compensation shall, at Buyer's option, be made by either supplying IPL with the number of SO2 Allowances directly attributed to such energy sales, or by reimbursing IPL for the incremental cost of such number of SO2 Allowances, rounded to the nearest whole SO2 Allowance.

     If Buyer opts to reimburse IPL in cash for SO2 Allowances associated with Buyer's energy purchases for the month, the cash amount due at billing will be determined by multiplying the number of SO2 Allowances attributed to the sale by the incremental cost of the SO2 Allowances, as determined in Section 2.2, at the time of the sale.

     If Buyer opts to reimburse IPL in SO2 Allowances, Buyer will record or transfer to IPL's account, the number of SO2 Allowances calculated below, at the time cash settlement for the energy is due. In all cases, Buyer will transfer to IPL's account the number of SO2 Allowances due IPL for the calendar year no later than January 15 of the following year. "Transfer to IPL's account" shall mean, for the purposes of this section, the transfer by the USEPA of the requisite number of SO2 Allowances to IPL's Allowance Tracking System account and the receipt by IPL of the Allowance Transfer Confirmation.

Section 2. - Determination of SO2 Allowances Due IPL

     2.1 - Number of SO2 Allowances

     The number of SO2 Allowances directly attributed to an energy sale made by IPL shall be determined for each hour, by determining the contribution from each of the unit(s) from which the energy sale is being made for that hour. For each unit, the emission rate in pounds of SO2 per million BTU will be determined each month, from fuel sulfur content, control equipment performance, and continuous emissions monitoring data. The emission rate and the unit heat rate will be used to determine the SO2 Allowances used per megawatt-hour (MWH). The energy from each unit attributable to the sale, and the SO2 Allowances per MWH for each unit, will be used to determine the number of SO2 Allowances attributable to the sale.

               9/19/95
                            EXHIBIT B
                  INTERCHANGE AGREEMENT BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
                   ENRON POWER MARKETING,INC.

   Recovery of the Incremental Cost of SO2 Emission Allowances as Included in Section 1.02 of Article I, Deliveries and Definitions
                  of this Interchange Agreement

     2.2 - Cost of SO2 Allowances

     The incremental SO2 Allowance cost used to determine economic dispatch of IPL's generating units in any month, will also be the basis used to determine compensation for IPL's energy sales. The incremental SO2 Allowances cost, in dollars per ton of SO2, shall be determined each month and will be based on the Cantor Fitzgerald offer price for SO2 Allowances, or if such is not available, then another nationally recognized SO2 Allowance trading market price index, at the beginning of the month. The SO2 Allowance value may be changed at any time during the month to reflect the more current incremental cost, or market price, for SO2 Allowances. Buyer will be notified of the new SO2 Allowance value prior to dispatch of IPL energy to Buyer.

          9/19/95
                            EXHIBIT C
                  INTERCHANGE AGREEMENT BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
                   ENRON POWER MARKETING, INC.

          EPMI Rates for Sale of General Purpose Energy and Negotiated Capacity to IPL


                   ENRON POWER MARKETING, INC.
              F.E.R.C. ELECTRIC RATE SCHEDULE NO. 1

1. Availability: Enron Power Marketing, Inc. makes electric energy and capacity available under this Rate Schedule for wholesale sales to purchasers with whom Enron Power Marketing, Inc. has contracted.

2. Applicability: This Rate Schedule is applicable to all sales of electric energy or capacity by Enron Power Marketing, Inc. not otherwise subject to a particular Rate Schedule of Enron Power
Marketing, Inc.

3. Rates:: All sales shall be made at rates established by agreement between the purchaser and Enron Power Marketing, Inc.

4. Other Terms and Condiditons: All other terms and conditions of sale shall be established by agreement between purchaser and Enron Power Marketing, Inc.

5.   Effective Date:  This Rate Schedule is effective on and after
December 2, 1993.